EXHIBIT 5


                    Opinion of Kennedy, Baris & Lundy, L.L.P.

                         KENNEDY, BARIS & LUNDY, L.L.P.

   TEXAS OFFICE:            ATTORNEYS AT LAW            WASHINGTON, DC OFFICE:
    SUITE 1775                  SUITE 300                   SEVENTH FLOOR
112 EAST PECAN STREET       4719 HAMPDEN LANE         1225 NINETEENTH STREET, NW
SAN ANTONIO, TX 78205       BETHESDA, MD 20814           WASHINGTON, DC 20036
  (210) 228-9500             (301) 654-6040                 (202) 835-0313
 FAX: (210) 228-0781       FAX: (301) 654-1733            FAX: (202) 835-0319



                                December 10, 1997


Board of Directors
Eagle Bancorp, Inc.

         Re:  Registration Statement on Form SB-2

Gentlemen:

     As counsel to Eagle Bancorp, Inc. (the "Company") we have participated in the preparation of the Company's Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the proposed public offering, through the efforts of certain directors and officers of the Company, of up to 1,380,000 shares of the Company's Common Stock, including shares issuable pursuant to the Oversubscription Allotment (the "Shares").

         As counsel to the Company, we have examined such corporate records, certificates and other documents of the Company, and made such examinations of law and inquiries of such officers of the Company, as we have deemed necessary or appropriate for purposes of this opinion. Based upon such examinations we are of the opinion that the Shares, when sold in the manner set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable shares of the Common Stock of the Company.

     We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form SB-2 filed by the Company and the reference to our firm contained therein under "Legal Matters."

                                          Sincerely,



                                          /s/ Kennedy, Baris & Lundy, L.L.P.